                                                                   EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Fleming Companies, Inc. on Form S-4 of our report dated February 14, 2001 (except for the information under long-term debt and contingencies included in notes to consolidated financial statements as to which the date is March 22, 2001), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
April 30, 2001